                                                                 EXHIBIT 10.8


[Partial Amendment and Restatement as of February 1, 1996 of that certain Purchase Money Note dated July 31, 1994 and delivered by Sterile
Recoveries, Inc. to AMSCO Sterile Recoveries, Inc., as the same was partially amended and restated as of February 1, 1995]

                  AMENDED AND RESTATED PURCHASE MONEY NOTE


U.S. $9,880,832                                         Pittsburgh, Pennsylvania
                                                        July 31, 1994



   FOR VALUE RECEIVED, AND INTENDING TO BE LEGALLY BOUND, the undersigned, STERILE RECOVERIES, INC., a Florida corporation ("Borrower"), hereby promises to pay to the order of AMSCO STERILE RECOVERIES, INC., a Delaware corporation ("ASRI"), in lawful money of the United States of America in immediately available funds at the principal office of ASRI at Two Chatham Center, Suite 1100, 112 Washington Place, Pittsburgh, Pennsylvania 15219, or at such other location as ASRI may designate in writing from time to time, the principal sum of Nine
Million Eight Hundred Eighty Thousand Eight Hundred Thirty-Two Dollars ($9,880,832), which shall be payable in accordance with the following principal repayment schedule:

        Dates               Amount of Payment
        -----               -----------------
     May 1, 1995                 $   100,000
     June 1, 1995                $   100,000
     July 1, 1995                $   100,000
     August 1, 1995              $   100,000
     September 1, 1995           $   100,000
     October 1, 1995             $   100,000
     November 1, 1995            $   100,000
     December 1, 1995            $   100,000
     January 1, 1996             $   100,000
     February 1, 1996            $   100,000
     March 1, 1996               $   100,000
     April 1, 1996               $   100,000
     May 1, 1996                 $   100,000
     June 1, 1996                $   100,000
     July 1, 1996                $   100,000
     August 1, 1996              $   100,000
     September 1, 1996           $   100,000
     October 1, 1996             $   100,000
     November 1, 1996            $   100,000
     December 1, 1996            $   100,000
     January 1, 1997             $   100,000
     February 1, 1997            $   100,000
     March 1, 1997               $   100,000
     April 1, 1997               $   100,000
     May 1, 1997                 $   100,000
     June 1, 1997                $   100,000
     July 1, 1997                $   100,000
     August 1, 1997              $ 7,180,832


Provided, however, that upon the occurrence of an Event of Default hereunder (as defined below), the entire principal balance hereof, together with all accrued and unpaid interest, shall become immediately due and payable on and as of such date. This Purchase Money Note shall continue to accrue interest at the Default Rate specified below following the occurrence and during the continuation of any Event of Default. In addition, principal outstanding under this Purchase Money Note shall be subject to mandatory prepayment on the terms and conditions set forth in Section 3, below.

   1.  Interest.

   This Note shall bear interest on the average daily principal balance hereof outstanding from the date hereof at the variable rate per annum (based on a year of 360 days, counting the actual number of days elapsed) equal to one and one-half percent (1.50%) above the rate per annum announced from time to time by Mellon Bank, N.A., at its headquarters office in Pittsburgh, Pennsylvania as its "prime rate" (the "Prime Rate"), such rate to change automatically on the first Business Day (as defined below) of each April, July, October and January and to remain fixed at such rate until the first Business Day of the next calendar quarter. Interest will be payable monthly in arrears on the first Business Day (as defined below) of each month commencing September 1, 1994 and continuing on the first Business Day of each succeeding month during the period that principal remains outstanding and immediately upon any acceleration of payments under this Purchase Money Note.

   If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment. For purposes of this Purchase Money Note, "Business Day" shall mean any day on which the primary business offices of Mellon Bank, N.A. are open for business in Pittsburgh, Pennsylvania.

   2.  Default Interest.

   Any payment not made when due hereunder shall bear interest at a rate per annum (based on a year of 360 days and counting the actual number of days elapsed) equal to four percent (4%) per annum above the Prime Rate in effect from time to time (the "Default Rate"). Such interest rate will continue to accrue before and after any judgment has been entered until the Event of Default has been cured or all amounts due and owing under this Purchase Money Note shall have been paid.

   3.  Payments by Borrower and Mandatory Prepayments.

       (a) Payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature; provided, however, that Borrower shall be entitled to exercise its common law offset rights in respect of any indemnifiable loss arising under the Asset Purchase Agreement dated July 31, 1994 between Borrower and ASRI (the "Asset Purchase Agreement"), but only (i) following any final, non-appealable determination of liability pursuant to the terms and conditions of such Asset Purchase Agreement, or (ii) pursuant to any written compromise by ASRI of any claim of Borrower for indemnifiable losses pursuant to such Asset Purchase Agreement.

       (b) Within five (5) Business Days of any Prepayment Triggering Event (as defined below), the Borrower shall make a mandatory prepayment to ASRI of the following amounts: (i) forty percent (40%) of the gross sales price of any inventory, in the case of any Prepayment Triggering Event where the relevant inventory is (y) sold to any entity with which Borrower has a continuing written service contract or agreement and (z) the relevant inventory is subject to a purchase money lien, or conditional sale or title retention arrangement in favor of any unaffiliated supplier or trade creditor of Borrower, and (ii) one hundred percent (100%) of the gross sales price of any inventory, in the case of any other Prepayment Triggering Event. For purposes of this section, "Prepayment Triggering Event" shall mean any sale by Borrower of its inventory, whether or not in the ordinary course of business (provided, however, that nothing contained in this Section 3(b) shall be construed to allow Borrower to engage in any bulk sale of its inventory or any other transaction otherwise prohibited by the Security Agreement (as defined below)). All mandatory prepayments under this Section 3(b) shall be applied first to accrued but unpaid interest and then to outstanding principal consistent with the order of maturity of Borrower's obligations hereunder.

     (c) In addition, within five (5) Business Days of an initial public offering of any equity securities of the Borrower, the Borrower shall make a mandatory prepayment to ASRI of the entire outstanding principal balance of this Note together with any interest, fees, penalties or any other sums or amounts owing under this Note.

   4.  Purchase Money Security Interest.

   This Note is the Purchase Money Note referred to in the Asset
Purchase Agreement, and is secured by a Purchase Money Security
Agreement of even date between Borrower and ASRI (the "Security
Agreement"). The Security Agreement contains certain representations, warranties and covenants of Borrower and includes provisions and remedies applicable upon the occurrence of an Event of Default hereunder, which terms are incorporated herein by reference as though fully set forth herein.

   5.  Events of Default.

   The occurrence of one or another of the following events shall constitute an "Event of Default" hereunder:

        (i) Borrower fails to pay when due any amount of principal (including any mandatory prepayment of principal under Section
3) which becomes payable hereunder;

        (ii) Borrower fails to pay when due any amount of interest payable hereunder, and such nonpayment continues for a period of fifteen (15) days after the date when due;

        (iii)   Borrower defaults in the payment when due
(whether by acceleration or otherwise) of principal or interest or premium on any other indebtedness or recourse financing arrangement of Borrower involving indebtedness or other recourse obligations in excess of One Hundred Thousand Dollars ($100,000) (whether evidenced by a bond, note, debenture, deferred purchase price obligation, factoring or true sale arrangement, capitalized lease, book entry or otherwise), provided any applicable cure period shall have lapsed; or Borrower defaults in the performance of any agreement under which any such indebtedness or recourse obligation is created, if the effect of such default is to cause the holders of such indebtedness or recourse obligation (or any person on behalf of such holders) to accelerate the expressed maturity of such indebtedness or recourse obligation;

        (iv) Borrower fails to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Purchase Money Note or in the Security Agreement, which is required to be performed, kept or observed by Borrower and such failure is not cured within thirty (30) days of notification of such failure by ASRI;

        (v) A default by Borrower shall occur and be continuing (any applicable cure periods having passed) under any other agreement, document or instrument, other than this Purchase Money Note or the Security Agreement, to which Borrower is a party, the consequences of which can be reasonably expected to have a material adverse effect on Borrower's business, the collateral pledged pursuant to the Security Agreement or ASRI's interest therein;

        (vi) There shall occur any uninsured damage to or loss, theft or destruction of any of the collateral pledged to ASRI pursuant to the Security Agreement, which damage, loss, theft or destruction can be reasonably expected to have a material adverse effect on Borrower's business, the collateral pledged pursuant to the Security Agreement or ASRI's interest therein;

        (vii) Any judgment, decree or order involving the payment by Borrower of money in excess of One Hundred Thousand Dollars ($100,000) shall be entered against Borrower and such judgment, decree or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, stayed or bonded pending appeal;

        (viii) A notice of lien, levy or assessment is filed of record with respect to all or any of Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of such entities becomes payable (which in the aggregate with other such claims or taxes outstanding at the same time are in excess of Ten Thousand Dollars
($10,000)), except where any such claim for taxes owed is being disputed in good faith by Borrower after making adequate provision for the payment thereof;

        (ix) Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

        (x) The collateral pledged to ASRI pursuant to the Security Agreement or any other of Borrower's assets are attached, seized, levied upon or subjected to a writ or distress warrant; or the collateral pledged to ASRI or any other of Borrower's assets come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; or an application is made by any person other than Borrower for the appointment of a receiver, trustee or custodian for any of Borrower's assets and the same is not dismissed within thirty (30) days after the application therefor;

        (xi) An application is made by Borrower for the appointment of a receiver, trustee or custodian for any of Borrower's assets; or a petition under any section or chapter of the federal Bankruptcy Code or any similar law or regulation shall be filed by Borrower; or Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower for its dissolution, liquidation or termination; or

        (xii) Borrower ceases to conduct its business as now conducted; or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and such injunction, restraint or other preventative order is not dismissed within thirty (30) days after the entry thereof; or a petition under any section or chapter of the federal Bankruptcy Code or any similar law or regulation is filed against Borrower or any case or proceeding is filed against Borrower for its dissolution or liquidation, and such petition, case or proceeding is not dismissed within thirty (30) days after the filing thereof;

   Upon the occurrence and continuation of an Event of Default mentioned in any of paragraphs (i) through (viii), all of the Borrower's obligations hereunder may, at the option of ASRI and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. Upon the occurrence of an Event of Default mentioned in any of paragraphs (ix) through (xii), all of Borrower's obligations hereunder shall immediately and automatically become due and payable, without demand, notice or legal process of any kind.

   6.  Miscellaneous.

   All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings assigned to such terms in the Security Agreement.

   Except as otherwise expressly provided herein, Borrower waives presentment, demand, notice, protest, dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Purchase Money Note and the Security Agreement.

   This Purchase Money Note may be prepaid by Borrower at any time without prepayment penalty or premium.

   This Purchase Money Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of ASRI and its successors and assigns. All references herein to "Borrower" and "ASRI" shall be deemed to apply to Borrower and ASRI, respectively, and their respective successors and assigns. This Purchase Money Note may not be voluntarily negotiated, assigned, transferred or participated by ASRI prior to August 1, 1996; thereafter, it may be voluntarily negotiated, assigned or transferred to any direct or indirect subsidiary of AMSCO International, Inc.

   This Purchase Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall, for all purposes, be governed by and construed and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts-of-laws.

   POWER TO CONFESS JUDGMENT:  BORROWER HEREBY AUTHORIZES AND
EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR BORROWER, AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST BORROWER IN FAVOR
OF THE HOLDER HEREOF, AS OF ANY TERM, FOR THE UNPAID BALANCE HEREOF AND INCLUDING WITHOUT LIMITATION ALL ACCRUED AND UNPAID INTEREST (INCLUDING INTEREST AT DEFAULT RATE), CHARGES, EXPENSES OR OTHER IMPOSITIONS PAYABLE HEREUNDER, WHETHER BY ACCELERATION OR OTHERWISE WITH COSTS OF SUIT WITH RELEASE OF ALL ERRORS. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS HOLDER SHALL ELECT, UNTIL SUCH TIME AS HOLDER SHALL HAVE
RECEIVED PAYMENT IN FULL OF THE DEBT, INTEREST AND COSTS.

   BY SIGNING THIS INSTRUMENT, BORROWER HEREBY ACKNOWLEDGES THAT IT HAS
READ THIS NOTE, INCLUDING WITHOUT LIMITATION, THE CONFESSION SET FORTH HEREIN, HAS HAD THE OPPORTUNITY TO HAVE THE SAME REVIEWED BY LEGAL
COUNSEL, UNDERSTANDS THE SAME, AND AGREES TO THE PROVISIONS CONTAINED
HEREIN, INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT
PROVISION AND UNDERSTANDS THAT A CONFESSION OF JUDGMENT CONSTITUTES A
WAIVER OF RIGHTS BORROWER OTHERWISE WOULD HAVE TO PRIOR NOTICE AND HEARING BEFORE A JUDGMENT IS ENTERED AGAINST IT AND WHICH MAY RESULT IN A COURT JUDGMENT AGAINST BORROWER WITHOUT PRIOR NOTICE OR HEARING AND THAT SUBJECT TO THE PROVISIONS OF SECTION 3(a) OF THIS NOTE, THIS NOTE MAY BE COLLECTED
FROM BORROWER REGARDLESS OF ANY CLAIM BORROWER MAY HAVE AGAINST ASRI OR THE HOLDER HEREOF.

                                                                    /s/ JBH
                                                                    Initial

   POWER TO EXECUTE ON A JUDGMENT WITHOUT HEARING:  BORROWER HEREBY
AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF
RECORD OR THE SHERIFF WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE,
TO TAKE ALL ACTION ALLOWED BY OR PROVIDED FOR IN THE PENNSYLVANIA RULES
OF CIVIL PROCEDURE OR OTHER APPLICABLE RULES OF CIVIL PROCEDURE TO
EXECUTE ON ANY JUDGMENT ENTERED AGAINST BORROWER PURSUANT TO THE
CONFESSION OF JUDGMENT ENTERED AGAINST BORROWER PURSUANT TO THE
CONFESSION OF JUDGMENT SET FORTH ABOVE WITHOUT PRIOR NOTICE OR HEARING OF ANY NATURE WHATSOEVER. NO SINGLE EXERCISE OF THE FOREGOING POWER TO EXECUTE ON JUDGMENT WITHOUT A HEARING SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR
NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR
VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED
FROM TIME TO TIME AS OFTEN AS THE HOLDER SHALL ELECT UNTIL SUCH TIME AS
THE HOLDER SHALL HAVE RECEIVED PAYMENT IN FULL OF THE DEBT, INTEREST AND COSTS.

   BY SIGNING THIS INSTRUMENT BORROWER HEREBY ACKNOWLEDGES THAT IT HAS
READ THIS NOTE, INCLUDING WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT
AND THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING PROVISIONS, HAS
HAD THE OPPORTUNITY TO HAVE THE SAME REVIEWED BY LEGAL COUNSEL, UNDERSTANDS THE SAME AND AGREES THAT THE PROVISIONS CONTAINED HEREIN, INCLUDING WITHOUT LIMITATION, THE POWER TO CONFESS JUDGMENT AND TO EXECUTE ON JUDGMENT WITHOUT A HEARING, AND UNDERSTANDS THAT THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING

CONSTITUTES A WAIVER OF RIGHTS BORROWER OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE EXECUTION ON A JUDGMENT, AND THAT SUBJECT TO THE PROVISIONS OF SECTION 3(a) OF THIS NOTE THIS NOTE MAY BE COLLECTED FROM BORROWER REGARDLESS OF ANY CLAIM THAT BORROWER MAY HAVE AGAINST ASRI OR THE HOLDER HEREOF.

   This Amended and Restated Purchase Money Note shall be deemed a partial amendment and restatement only and shall not constitute a novation.

   WITNESS the due execution hereof on and as of the date first above written.



ATTEST:                             STERILE RECOVERIES, INC.,
                                    a Florida corporation

- -------------------------           By:    /s/ John B. Hofmann
                                           -------------------------
Name:                               Name:  John B. Hofmann
      -------------------                  -------------------------
Title:                              Title: General Manager
      -------------------                  -------------------------



   WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR FOR FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

STATE OF MARYLAND

COUNTY OF HOWARD


   The foregoing instrument was acknowledged before me this 5th day of April, 1996, by John Hofmann of Sterile Recoveries, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced Maryland drivers license as identification.



                               Name: /s/ Marjorie A. Ebersberger
                                     ----------------------------------
                               Notary  Public, State of Maryland
                                                         --------------
                               Notary Commission No. N/A
                                                     ------------------


My commmission expires:

      July 1, 1996
- -----------------------